GRAND PRIX FUNDS, INC.

                DISTRIBUTION AGREEMENT


     THIS  DISTRIBUTION AGREEMENT (the "Agreement")  is
made      as      of      the     30th      day      of
November, 1998 by and among Grand Prix Funds, Inc. (the
"Fund"),   a  Maryland  corporation,  Target   Holdings
Corporation,  doing business as Target  Investors  (the
"Adviser"),  a  Florida  corporation,  and   AmeriPrime
Financial Securities, Inc. (the "Distributor"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS,  the  Fund is registered as  an  open-end
management  investment  company  under  the  Investment
Company  Act of 1940, as amended (the "1940  Act")  and
has   registered  its  shares  of  common  stock   (the
"Shares") under the Securities Act of 1933, as  amended
(the "1933 Act") in one or more distinct series of Shares (the "Portfolio" or "Portfolios");

     WHEREAS, the Adviser has been appointed investment adviser to the Fund;

     WHEREAS,   the   Distributor  is  a  broker-dealer
registered  with  the  U.S.  Securities  and   Exchange
Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc.
(the "NASD");

     WHEREAS,   the  Fund  has  adopted   a   plan   of
distribution (the "Distribution Plan") pursuant to Rule
12b-1 under the 1940 Act relating to the payment by the Fund of distribution expenses; and

     WHEREAS, the Fund, the Adviser and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to the Portfolios of the Fund identified on Schedule A, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund, the Adviser and the Distributor, intending to be legally bound hereby, agree as follows:

     1.   APPOINTMENT OF DISTRIBUTOR.  The Fund  hereby
appoints the Distributor as its exclusive agent for the
distribution of the Shares, and the Distributor  hereby
accepts  such  appointment  under  the  terms  of  this
Agreement.  The Fund shall not sell any Shares  to  any
person  except  to fill orders for the Shares  received
through  the Distributor; provided, however,  that  the
foregoing  exclusive  right shall  not  apply:  (i)  to
Shares issued or sold in connection with the merger  or
consolidation of any other investment company with  the
Fund or the acquisition by purchase or otherwise of all
or  substantially all of the assets of  any  investment
company or substantially all of the outstanding  shares
of  any such company by the Fund; (ii) to Shares  which
may  be  offered  by the Fund to its shareholders   for
reinvestment  of cash  distributed  from capital  gains
or  net investment  income  of the  Fund;  or (iii)  to
Shares  which  may be  issued to shareholders of  other
funds who exercise any exchange privilege set forth  in
the Fund's  Prospectus, or (iv) to Shares which may  be
sold  to  persons purchasing Shares directly  from  the
Fund or the Fund's Transfer Agent.  Notwithstanding any
other   provision  hereof,  the  Fund  may   terminate,
suspend,  or  withdraw  the  offering  of  the   Shares
whenever, in its sole discretion, it deems such action to be desirable, and the Distributor shall process no further orders for Shares after it receives notice of such termination, suspension or withdrawal.

     2.   FUND  DOCUMENTS.  The Fund has  provided  the
Distributor  with  properly certified or  authenticated
copies  of  the  following Fund  related  documents  in
effect  on  the  date hereof: the Fund's organizational
documents, including Articles of Incorporation and  By-
Laws;  the Fund's Registration Statement on Form  N-1A,
including all exhibits thereto; the Fund's most current
Prospectus and Statement of Additional Information; and
resolutions   of   the   Fund's  Board   of   Directors
authorizing  the  appointment of  the  Distributor  and
approving  this  Agreement.  The  Fund  shall  promptly
provide  to the Distributor copies, properly  certified
or  authenticated, of all amendments or supplements  to
the   foregoing.   The  Fund  shall  provide   to   the
Distributor copies of all other information  which  the
Distributor   may  reasonably  request   for   use   in
connection with the distribution of Shares, including, but not limited to, a certified copy of all financial statements prepared for the Fund by its independent public accountants. The Fund shall also supply the Distributor with such number of copies of the current
Prospectus, Statement of Additional Information and shareholder reports as the Distributor shall reasonably request.

     3. DISTRIBUTION SERVICES. The Distributor shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states
("Blue Sky Laws"):

       a. The Distributor, as agent for the Fund, shall sell Shares to the public against orders therefor at the public offering price, which shall be the net asset value of the Shares then in effect plus any applicable sales loads.

       b. The net asset value of the Shares shall be determined in the manner provided in the then current
Prospectus  and  Statement of  Additional  Information.
The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund.
The Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

       c. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

       d. The Distributor, in light of Fund policies, procedures and disclosure documents, shall also have the right to take, as agent for the Fund, all actions which, in the Distributor's judgment, are necessary to effect the distribution of Shares.

       e.  Nothing in this Agreement shall prevent  the
Distributor  or  any "affiliated person"  from  buying,
selling or trading any securities for its or their  own
account  or for the accounts of others for whom  it  or
they  may  be  acting;  provided,  however,  that   the
Distributor expressly agrees that it shall not for its own account purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Fund, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Fund under this Agreement.

       f. The Distributor, as agent for the Fund, shall repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

     4.  DISTRIBUTION SUPPORT SERVICES. In addition  to
the  sale  and  repurchase of Shares,  the  Distributor
shall  perform  the distribution support  services  set
forth  on Schedule B attached hereto, as may be amended
from  time to time. Such distribution support  services
shall include: Review of sales and marketing literature
and  submission to the NASD; NASD record  keeping;  and
quarterly  reports  to the Fund's Board  of  Directors.
Such  distribution support services may  also  include:
fulfillment    services,    including    telemarketing,
printing,  mailing  and  follow-up  tracking  of  sales
leads;  and  licensing  Adviser or  Fund  personnel  as
registered  representatives  of  the  Distributor   and
related supervisory activities.

     5.  REASONABLE EFFORTS.  The Distributor shall use
all   reasonable   efforts  in  connection   with   the
distribution of Shares.  The Distributor shall have  no
obligation  to sell any specific number of  Shares  and
shall   only   sell  Shares  against  orders   received
therefor. The Fund shall retain the right to refuse at any time to sell any of its Shares for any reason deemed adequate by it.

     6. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Fund agree as follows:

               a. The Distributor shall comply with the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

                b.  The Distributor shall require  each
dealer   with  whom  the  Distributor  has  a   selling
agreement to conform to the applicable provisions of the Fund's most current Prospectus and Statement of Additional Information, with respect to the public offering price of the Shares.

                c.  The Fund agrees to furnish  to  the
Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Fund agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

                d. The Distributor, at its own expense,
shall qualify as a broker or dealer, or otherwise, under all applicable Federal or state laws required to permit the sale of Shares in such states as shall be mutually agreed upon by the parties.

                 e.  The  Distributor  shall  not,   in
connection with any sale or solicitation of a  sale  of
the  Shares,  or  make or authorize any representative,
service  organization, broker or dealer  to  make,  any
representations  concerning  the  Shares  except  those
contained   in  the  Fund's  most  current   Prospectus
covering the Shares and in communications with the public or sales materials approved by the Distributor as information supplemental to such Prospectus.

       7. EXPENSES. Expenses shall be allocated as follows:

                 a.   The Fund shall bear the following
expenses: preparation, setting in type, and printing of
sufficient  copies of the Prospectus and  Statement  of
Additional  Information  for distribution  to  existing
shareholders; preparation and printing of  reports  and
other    communications   to   existing   shareholders;
distribution of copies of the Prospectus, Statement  of
Additional Information and all other communications  to
existing shareholders; registration of the Shares under
the  Federal  securities laws;  qualification   of  the
Shares for sale in the  jurisdictions  mutually  agreed
upon   by  the  Fund  and  the  Distributor;   transfer
agent/shareholder     servicing     agent     services;
supplying   information,  prices and other data  to  be
furnished  by  the  Fund  under  this  Agreement;   any
original  issue taxes or transfer taxes applicable   to
the sale or delivery of the Shares or certificates therefor; and items covered by the Distribution Plan.

                b.  To  the extent not covered  by  the
Distribution  Plan,  the Adviser shall  pay  all  other
expenses incident to the sale and distribution  of  the
Shares  sold  hereunder, including, without limitation:
printing  and  distributing copies of  the  Prospectus,
Statement   of  Additional  Information   and   reports
prepared  for  use in connection with the  offering  of
Shares   for   sale  to  the  public;  advertising   in
connection   with   such  offering,  including   public
relations services, sales presentations, media charges,
preparation,  printing and mailing of  advertising  and
sales   literature;   data  processing   necessary   to
support  a  distribution   effort;   distribution   and
shareholder   servicing  activities  of  broker-dealers
and  other financial institutions; filing fees required
by  regulatory authorities for  sales  literature   and
advertising   materials;    any   additional    out-of-
pocket   expenses   incurred  in  connection  with  the
foregoing and any other costs of  distribution.

     8.     COMPENSATION.   For  the  distribution  and
distribution   support   services   provided   by   the
Distributor pursuant to the terms of the Agreement, the
Fund  shall, pursuant to the Distribution Plan, pay  to
the  Distributor the compensation set forth in Schedule
A  attached hereto; which schedule may be amended  from
time  to time.  In addition, the Distributor may retain
any  portion of any sales load which is imposed on  the
sale  of  Shares and not reallocated by the Distributor
to  a  dealer and any fee relating to such Shares  paid
under  the  Distribution Plan,  as  set  forth  in  the
Prospectus  and subject to applicable NASD rules.   Any
amounts  so retained shall first be offset against  the
amount  payable to the Distributor pursuant to Schedule
A.   The  Distributor is entitled to retain  any  sales
load  or  fee  in  excess of the amount  set  forth  on
Schedule   A.  To  the  extent  not  covered   by   the
Distribution  Plan,  the  Adviser  shall  pay  to   the
Distributor  the compensation set forth in  Schedule  A
and shall also reimburse the Distributor for its out-of-
pocket  expenses  related to  the  performance  of  its
duties   hereunder,   including,  without   limitation,
telecommunications   charges,  postage   and   delivery
charges,  record retention costs, reproduction  charges
and traveling and lodging expenses incurred by officers
and  employees  of the Distributor.  If this  Agreement
becomes  effective subsequent to the first day  of  the
month  or terminates before the last day of the  month,
the  Fund  shall pay to the Distributor a  distribution
fee  that  is  prorated for that part of the  month  in
which  this  Agreement  is in effect.   All  rights  of
compensation and reimbursement under this Agreement for services performed by the Distributor, as of the termination date shall survive the termination of this Agreement.

       9.   USE OF DISTRIBUTOR'S NAME.  The Fund  shall
not  use  the  name of the Distributor or  any  of  its
affiliates  in the Prospectus, Statement of  Additional
Information,   sales  literature  or   other   material
relating  to  the Fund in a manner not  approved  prior
thereto   in  writing  by  the  Distributor;  provided,
however, that the Distributor shall approve all uses of
its  and  its  affiliates' names that merely  refer  in
accurate  terms  to  their  appointments  or  that  are
required  by  the  Securities and  Exchange  Commission
(the  "SEC") or any state  securities commission;   and
further   provided,   that  in  no  event   shall  such
approval  be unreasonably withheld.

       10. USE OF FUND'S NAME.  Neither the Distributor
nor  any  of its affiliates shall use the name  of  the
Fund  or  material relating to the Fund  on  any  forms
(including  any checks, bank drafts or bank statements)
for  other  than internal use in a manner not  approved
prior   thereto  in  writing  by  the  Fund;  provided,
however,  that the Fund shall approve all uses  of  its
name  that  merely  refer  in  accurate  terms  to  the
appointment  of the Distributor hereunder or  that  are
required by the SEC or any state securities commission;
and  further   provided, that in no  event  shall  such
approval be unreasonably withheld.

     11.   LIABILITY OF DISTRIBUTOR.  The duties of the
Distributor  shall  be limited to those  expressly  set
forth herein, and no implied duties, except the duty to
act  in  good faith, are, assumed by or may be asserted
against the Distributor hereunder. The Distributor may,
in  connection  with this Agreement  employ  agents  or
attorneys in fact, and shall not be liable for any loss
arising out of or in connection with its actions  under
this  Agreement, so long as it acts in good  faith  and
with  due diligence, and is not negligent or guilty  of
any willful misfeasance, bad faith or gross negligence,
or  reckless  disregard of its obligations  and  duties
under  this Agreement.  As used in this Section 11  and
in  Section 12  (except the second paragraph of Section
12),  the  term  "Distributor" shall include directors,
officers,   employees   and   other   agents   of   the
Distributor.

     12.  INDEMNIFICATION OF DISTRIBUTOR. Any director,
officer,   employee,  shareholder  or  agent   of   the
Distributor who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Distributor's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent, or one under the control or direction of the Distributor, even though receiving a salary from the Distributor.

     The Fund agrees to indemnify and hold harmless the
Distributor,   and  each  person,  who   controls   the
Distributor  within the meaning of Section  15  of  the
1933 Act, or Section 20 of the Securities Exchange  Act
of  1934, as amended ("1934 Act"), against any and  all
liabilities,  losses,  damages,  claims  and  expenses,
joint   or   several  (including,  without  limitation,
reasonable   attorneys'  fees  and  disbursements   and
investigation expenses incident thereto) to which they,
or  any of them, may become subject under the 1933 Act,
the 1934 Act, the 1940 Act or other  Federal  or  state
laws  or   regulations,  at  common  law or  otherwise,
insofar  as  such liabilities, losses, damages,  claims
and  expenses  (or  actions,  suits or  proceedings  in
respect  thereof) arise out of or relate to any  untrue
statement  or alleged untrue  statement of  a  material
fact   contained   in  a  Prospectus,    Statement   of
Additional   Information,  supplement  thereto,   sales
literature or other written information prepared by the
Fund  and  provided by the Fund to the Distributor  for
the  Distributor's use hereunder,  or arise out  of  or
relate to any  omission  or alleged  omission to  state
therein a material  fact required to be stated  therein
or  necessary  to  make  the  statements   therein  not
misleading.  The Distributor (or any person controlling
the  Distributor)  shall not be entitled  to  indemnity
hereunder for any liabilities, losses, damages,  claims
or  expenses   (or  actions, suits  or  proceedings  in
respect thereof) resulting from (i) an untrue statement
or  omission  or alleged untrue statement  or  omission
made   in   the  Prospectus,  Statement  of  Additional
Information, or supplement, sales or other  literature,
in  reliance  upon  and in conformity with  information
furnished  in  writing to the Fund by  the  Distributor
specifically for use  therein or (ii) the Distributor's
own  willful misfeasance,  bad faith, gross  negligence
or    reckless    disregard   of   its    duties    and
obligations  in  the performance of this Agreement.

     The  Distributor  agrees  to  indemnify  and  hold
harmless  the  Fund, and each person who  controls  the
Fund  within the meaning of Section 15 of the 1933 Act,
or  Section  20 of the 1934 Act, against  any  and  all
liabilities,  losses,  damages,  claims  and  expenses,
joint   or   several  (including,  without   limitation
reasonable   attorneys'  fees  and  disbursements   and
investigation expenses incident thereto) to which they,
or  any of them, may become subject under the 1933 Act,
the  1934  Act, the 1940 Act or other Federal or  state
laws,   at  common law or  otherwise, insofar  as  such
liabilities, losses, damages, claims or expenses  arise
out  of  or relate to any untrue  statement or  alleged
untrue  statement of a material fact contained  in  the
Prospectus   or  Statement of  Additional   Information
or  any  supplement thereto, sales literature or  other
written  material, or arise out of or relate to actions
or  oral  representations of Distributor's   associated
persons  and  to  any omission or alleged  omission  to
state  therein a material fact required  to  be  stated
therein  or  necessary to make the statements   therein
not  misleading,  if based upon information   furnished
in writing to the Fund by the Distributor specifically for use therein.

     A  party  seeking indemnification  hereunder  (the
"Indemnitee") shall give prompt written notice  to  the
party    from    whom   indemnification    is    sought
("Indemnitor") of a written assertion or claim  of  any
threatened  or pending legal proceeding  which  may  be
subject  to  indemnity  under this  Section;  provided,
however, that failure to notify the Indemnitor of  such
written  assertion  or  claim  shall  not  relieve  the
Indemnitor of any liability arising from this  Section.
The  Indemnitor shall be entitled, if it so elects,  to
assume  the  defense of any suit brought to  enforce  a
claim  subject to this Agreement and such defense shall
be  conducted  by counsel chosen by the Indemnitor  and
satisfactory to the Indemnitee; provided, however, that
if  the defendants include both the Indemnitee and  the
Indemnitor,  and  the Indemnitee shall have  reasonably
concluded that there may be one or more legal  defenses
available  to it which are different from or additional
to  those  available  to the Indemnitor  ("conflict  of
interest"),  the  Indemnitor  shall not have the  right
to  elect  to  defend  such  claim  on  behalf  of  the
Indemnitee, and the Indemnitee shall have the right  to
select   separate  counsel  to  defend  such  claim  on
behalf   of  the  Indemnitee. In  the  event  that  the
Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

     13.   ADVISER  PERSONNEL.  The Adviser agrees that
only  its  employees who are registered representatives
of  the  Distributor ("dual employees")  or  registered
representatives of another NASD member firm shall offer
or  sell  Shares of the Portfolios. The Adviser further
agrees  that  the activities of any such  employees  as
registered representatives of the Distributor shall  be
limited  to offering and selling Shares.  If there  are
dual  employees,  one  employee of  the  Adviser  shall
register  as a principal of the Distributor and  assist
the  Distributor in monitoring the marketing and  sales
activities  of  the dual employees. The  Adviser  shall
maintain   errors  and  omissions  and  fidelity   bond
insurance  policies providing reasonable  coverage  for
its  employee's activities and shall provide copies  of
such  policies  to the Distributor. The  Adviser  shall
indemnify and hold harmless the Distributor against any
and   all  liabilities,  losses,  damages,  claims  and
expenses (including reasonable attorneys' fees and disbursements and investigation costs incident thereto) arising from or related to the Adviser's employees' activities as registered representatives, including, without limitation, any and all such liabilities, losses, damages, claims and expenses arising from or related to the breach by such employees of any rules or regulations of the NASD or SEC.

     14.  FORCE MAJEURE.  The Distributor shall not  be
liable for any delays or errors occurring by reason  of
circumstances not reasonably foreseeable and beyond its
control,  including, but not limited, to acts of  civil
or   military  authority,  national  emergencies,  work
stoppages,  fire,  flood,  catastrophe,  acts  of  God,
insurrection, war, riot or failure of communication  or
power  supply.  In  the  event of equipment  breakdowns
which   are  beyond  the  reasonable  control  of   the
Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     15. SCOPE OF DUTIES.  The Distributor and the Fund
shall  regularly consult with each other regarding  the
Distributor's  performance of its obligations  and  its
compensation   under  the  foregoing  provisions.    In
connection  therewith, the Fund  shall  submit  to  the
Distributor  at a reasonable time prior to  or  at  the
same  time as filing with the SEC copies of any amended
or  supplemented  Registration Statement  of  the  Fund
(including  exhibits) under the 1940 Act and  the  1933
Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Distributor of performing its obligations hereunder, the Distributor shall be entitled to receive reasonable compensation therefore.

     16.    DURATION.   This  Agreement  shall   become
effective as of the date first above written, and shall continue in force for two years from that date and thereafter from year to year, provided continuance is approved at least annually by (i) either the vote of a majority of the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of each Portfolio, and (ii) the vote of a majority of those Directors of the Fund who are not interested persons of the Fund, and who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

     17. TERMINATION. This Agreement shall terminate as follows:

       a.      This     Agreement    shall    terminate
automatically in the event of its assignment.

       b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial two-year term as set forth in Section
16 above.

         c. This Agreement shall terminate at any time upon a vote of the majority of the Directors who are not interested persons of the Fund or by a vote of the majority of the outstanding voting securities of each Portfolio, upon not less than 60 days prior written notice to the Distributor.

       d.    The   Distributor   may   terminate   this
Agreement upon not less than 60 days prior written notice to the Fund.

      Upon the termination of this Agreement, the  Fund
shall pay to the Distributor such compensation and out-
of-pocket  expenses as may be payable  for  the  period
prior  to  the effective date of such termination.   In
the  event that the Fund designates a successor to  any
of   the   Distributor's  obligations  hereunder,   the
Distributor shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions.

       Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17,
20,  21,  22,  23, 24, 25, 26 and 27 shall survive  any
termination of this Agreement.

       18.   AMENDMENT.   The terms of  this  Agreement
shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund and shall not become effective unless its terms have been approved by the majority of the Directors of the Fund or by a "vote of majority of the outstanding voting securities" of each Portfolio and by a majority of those Directors who are not "interested persons" of the Fund or any party to this Agreement.

     19.  NON-EXCLUSIVE SERVICES. The services  of  the
Distributor  rendered to the Fund  are  not  exclusive.
The Distributor may render such services to any other investment company.

     20.  DEFINITIONS.  As used in this Agreement,  the
terms  "vote  of  a majority of the outstanding  voting
securities,"   "assignment,"  "interested  person"  and
"affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     21. CONFIDENTIALITY. The Distributor shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     22.  NOTICE.  Any notices and other communications
required or permitted hereunder shall be in writing and
shall  be  effective  upon delivery  by  hand  or  upon
receipt  if  sent  by  certified  or  registered   mail
(postage prepaid and return receipt requested) or by  a
nationally   recognized   overnight   courier   service
(appropriately marked for overnight delivery)  or  upon
transmission  if  sent  by telex  or  facsimile   (with
request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this
Section  22 as  promptly  as  practicable  thereafter).
Notices shall be addressed as follows:

             (a)    if to the Fund:
                    Grand Prix Funds, Inc.
                    P.O. Box 1177
                    Milwaukee, WI  53201

                    Attn: Robert Zuccaro, President

          (b)       if to the Adviser:
                    Target Investors
                    Wilton Executive Campus
                    15 River Road
                    Suite 220
                    Wilton, CT  06897

                    Attn: Robert Zuccaro, President

          (c)       if to the Distributor:
                    AmeriPrime Financial Securities, Inc.
                    1793 Kingswood Drive, Suite 200
                    Southlake, TX  76092

                    Attn: Kenneth D. Trumpfheller, President

or  to  such other respective  addresses as the parties
shall   designate by like notice, provided that  notice
of a change of address shall be effective only upon receipt thereof.

     23.   SEVERABILITY.   If  any  provision  of  this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     24.   GOVERNING  LAW.  This  Agreement  shall   be
administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     26.   MISCELLANEOUS.  Each party agrees to perform
such further acts and execute such further documents as
are  necessary to effectuate the purposes  hereof.  The
captions in this Agreement are included for convenience
of  reference only and in no way define or delimit  any
of  the  provisions  hereof or otherwise  affect  their
construction. This Agreement may be executed  in  three
counterparts,  each  of  which  taken  together   shall
constitute one and the same instrument.

     27.  LIMITATION OF LIABILITY. The term "Grand Prix
Funds,  Inc." includes the directors from time to  time
serving under the Articles of Incorporation of the Fund
dated  October  29, 1997, as the same may  subsequently
thereto  have been, or subsequently hereto be, amended.
It  is  expressly agreed that obligations of  the  Fund
hereunder  shall  not  be binding  upon  any  Director,
Shareholder, nominees, officers, agents or employees of
the  Fund,  personally, but bind only  the  assets  and
property  of  the Fund, as provided in the Articles  of
Incorporation.   The  execution and  delivery  of  this
Agreement  have  been authorized by the  Directors  and
signed by an authorized officer of the Fund, acting  as
such, and neither such authorization nor such execution
and  delivery shall be deemed to have been made by  any
of  them individually or to impose any liability on any
of  them personally, but shall bind only the assets and
property  of  the Fund as provided in the  Articles  of
Incorporation.   The Articles of Incorporation  are  on
file with the Secretary of the State of Maryland.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                      GRAND PRIX FUNDS, INC.


                     By:  /s/ Robert Zuccaro
                          --------------------------
                          Robert Zuccaro, President

                     AMERIPRIME FINANCIAL SECURITIES, INC.


                     By:  /s/ Kenneth Trumpfheller
                          ---------------------------
                          Kenneth Trumpfheller, President

                     TARGET INVESTORS, INC.


                     By:  /s/ Robert Zuccaro
                          ----------------------------
                          Robert Zuccaro, President



                      SCHEDULE A

                GRAND PRIX FUNDS, INC.
              Portfolio and Fee Schedule


Portfolios covered by Distribution Agreement:

          Grand Prix Fund

Fees for distribution and distribution support services on behalf of the Portfolio:

          Annual Fee $18,000.00


                      SCHEDULE B

                GRAND PRIX FUNDS, INC.

Distribution Support Services

1. Review and submit for approval all advertising and promotional materials.

2. Maintain all books and records required by the NASD.

3. Monitor Distribution Plan(s) and report to Board of Directors.

4. Prepare quarterly reports to Board of Directors relating to distribution activities.

5.    Subject  to  approval  of  Distributor,   license
personnel   as   registered  representatives   of   the
Distributor.

6. Telemarketing services (additional fees to be negotiated).

7. Fund fulfillment services, including sampling prospective shareholders inquiries and related mailings
(additional fees to be negotiated).